Exhibit 99.1

DIVIDEND CAPITAL TRUST ANNOUNCES TAX TREATMENT OF 2005 DIVIDENDS

DENVER, CO — February 6, 2006 — Dividend Capital Trust announced today the tax treatment of its 2005 distributions to its common shareholders.

During 2005, the company declared distributions to its common shareholders totaling $0.64 per share. The tax treatment of such distributions is as follows: $0.408 or 63.8% is classified as ordinary taxable dividend; and $0.232 or 36.2% is classified as return of capital on the 2005 Form 1099-DIV.

Dividend Capital Trust, a Denver-based Real Estate Investment Trust (REIT), invests primarily in high-quality, generic distribution warehouses and light industrial properties net leased to creditworthy corporate customers.